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FOGELMAN MORTGAGE L.P. I

AND

FPI ROYAL VIEW, LTD., L.P.
a Kansas Limited Partnership

LOAN AGREEMENT

Dated as of April 23, 1987

TABLE OF CONTENTS
                                                     Page
ARTICLE I
DEFINITIONS

SECTION 1.1 Definitions                                1
SECTION 1.2 Accounting Terms                           5
SECTION 1.3 Rules of Construction                      5

ARTICLE II
REPRESENTATIONS AND COVENANTS OF BORROWER
SECTION 2.1 Representations and Covenants
             of the Borrower                           5

ARTICLE III
TITLE INSURANCE
SECTION 3.1 Title Insurance                            6

ARTICLE IV
CONSTRUCTION OF THE PROJECT;
INSTALLATION OF EQUIPMENT
SECTION 4.1 Construction of the Project;
             Installation of Equipment                 6
SECTION 4.2 Disbursement of Facility Note Proceeds     7
SECTION 4.3 Application of Facility Note Proceeds      8
SECTION 4.4 Certificate of Completion                  9
SECTION 4.5 Completion by the Borrower                10
SECTION 4.6 Facility Supervisor                       10
SECTION 4.7 Remedies to be Pursued Against
             Contractors and Subcontractors
             and their Sureties                       10
SECTION 4.8 Assignment: Plans, Specifications and
             Contract Documents Relating to
             the Improvements                         11

ARTICLE V PAYMENT PROVISIONS
SECTION 5.1 Amount of Loan                            11
SECTION 5.2 Loan Term                                 11
SECTION 5.3 Loan Repayments                           11
SECTION 5.4 credit Toward Payments                    12
SECTION 5.5 Obligations of Borrower Hereunder
               Unconditional                          12
SECTION 5.6 Payment of Additional Moneys for
             Prepayment of Facility Note              13
SECTION 5.7 Exculpatory Provisions                    13

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ARTICLE VI
MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

SECTION 6.1 Maintenance and Modifications of
             Land and Facility by the Borrower        14
SECTION 6.2 Taxes, Assessments and Utility Charges    14
SECTION 6.3 Insurance Required                        15
SECTION 6.4 Additional Provisions
             Respecting Insurance                     16
SECTION 6.5 Application of Net Proceeds of Insurance  16
SECTION 6.6 Right of the Issuer to Pay Taxes,
             Insurance Premiums and other Charges     16
SECTION 6.7 Installation of Additional Equipment      17

ARTICLE VII
DAMAGE, DESTRUCTION AND CONDEMNATION
SECTION 7.1 Damage or Destruction                     17
SECTION 7.2 Condemnation                              20
SECTION 7.3 Special Circumstances                     21

ARTICLE VIII SPECIAL COVENANTS
SECTION 8.1 No Warranty of Condition or Suitability
             by the Issuer                            22
SECTION 8.2 Hold Harmless                             22
SECTION 8.3 Right to Inspect the Facility             22
SECTION 8.4 Qualification in the State                22
SECTION 8.5 Books of Record and Account;
              Financial Statements                    22
SECTION 8.6 Compliance with Orders, Ordinances, Etc   22
SECTION 8.7 Discharge of Liens and Encumbrances       23
SECTION 8.8 Borrower to Provide Survey                23
SECTION 8.9 Annual Certificate of the Borrower        23

ARTICLE IX TRANSFER OF CERTAIN LAND; ASSIGNMENTS
AND LEASING; PLEDGE OF CERTAIN INTERESTS

SECTION 9.1 Restriction of Transfer of Facility;
             Transfer of Certain Land                 24
SECTION 9.2 Assignment and Leasing                    24
SECTION 9.3 Mortgage and Pledge of Security
Interests to the Issuer                               25
SECTION 9.4 Removal of Equipment                      25

ARTICLE X EVENTS OF DEFAULT AND REMEDIES
SECTION 10.1 Events of Default Defined                25
SECTION 10.2 Remedies of Default                      27
SECTION 10.3 Remedies Cumulative                      28
SECTION 10.4 Agreement to Pay Attorneys' Fees and
                  Expenses                            28
SECTION 10.5 No Additional Waiver implied
               by One Waiver                          28
SECTION 10.6 Appointment of Receiver                  28

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ARTICLE XI
ACCELERATION OF LOAN PAYMENTS
SECTION 11.1 Acceleration of Loan Repayments          29
SECTION 11.2 Conditions to Acceleration
              of Loan Repayments                      29
SECTION 11.3 Amounts Remaining on Deposit
              with the Issuer
              Upon Payment of the Facility Note       30
SECTION 11.4 The Issuer to Execute
               Cancellation of Facility Note          30

ARTICLE XII
CLOSING
SECTION 12.1 Closing Documents                        30

ARTICLE XIII
MISCELLANEOUS
SECTION 13.1 Notices                                  32
SECTION 13.2 Binding Effect                           32
SECTION 13.3 Severability                             33
SECTION 13.4 Amendments, Changes and Modifications    33
SECTION 13.5 Execution of Counterparts                33
SECTION 13.6 Applicable Law                           33
SECTION 13.7 Recording and Filing                     33
SECTION 13.8 Table of Contents and Section
               Headings not Controlling               33
SECTION 13.9 Survival                                 33
SECTION 13.10 Consents                                33
SECTION 13.11 Instruments of
                Further Assurance                     33
SECTION 13.12 Payments Due on Saturdays, Sundays
                and Holidays                          34

Acknowledgements

Exhibit A -- DESCRIPTION OF LAND/LEASEHOLD INTEREST
Exhibit B -- PERMITTED ENCUMBRANCES
Exhibit C -- REQUISITION

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THIS LOAN AGREEMENT, dated as of April 23, 1987, by and between Fogelman
Mortgage L.P. I, a Tennessee limited partnership, having its office at 5400 Poplar Avenue, Memphis, Tennessee 38119, (the 'Issuer'), and FPI Royal View, Ltd., L.P., a Kansas limited partnership, having its office at 5400 Poplar Avenue, Memphis, Tennessee 38119, (the 'Borrower').

W I T N E S S E T H :

WHEREAS, Issuer has agreed to lend to Borrower and Borrower has agreed to borrow from Issuer the Sum of $22,745,000 for providing and financing the Cost of the Facility as defined below, upon the terms and conditions hereinafter set forth in this Agreement; and

WHEREAS, said Facility shall consist of a 437-unit multi-family housing facility with all recreational amenities appurtenant thereto (the 'Project') plus certain equipment and other personal property used in connection therewith (the 'Equipment') to be located on certain real property owned by the Borrower situated on the real estate described on Exhibit A attached hereto and by reference made a part hereof (the 'Land') in the City of Overland Park, Kansas, and constructed and equipped with the proceeds of the Facility Note (the Land, Project and Equipment collectively are referred to as the 'Facility'); and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows, to wit:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. The following words and terms as used in this Loan Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

'Accountant' means a firm of independent certified public accountants of recognized standing, selected by the Borrower.

'Agreement' means this Loan Agreement by and between the Issuer and the Borrower, as the same may be amended from time to time.

'Authorized Investments' means (i) obligations of any state or the United
States of America or (ii) obligations the principal and interest of which are guaranteed by any state or the United States of America or (iii) obligations of any agency or instrumentality of the United States of America or any state which may from time to time be legally purchased within the State or (iv) certificates of deposit issued by, or time

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deposits with any bank, trust company or national banking association having undivided capital and surplus aggregating at least $100,000,000 or (v) any other investments which are authorized by law for the investment of the Issuer's funds, to the extent permitted by law.

'Authorized Representative' means, in the case of the Issuer, any individual general partner or member of the management committee; and, in the case of the Borrower, the President or any Senior Vice-President of the corporate general partner; and, in the case of both, such additional persons as, at the time, are designated to act in behalf of the Issuer or the Borrower, as the case may be, by a written certificate furnished to the other party, containing the specimen signature of each such person and signed by an Authorized Representative of such party.

'Borrower' means FPI Royal View, Ltd., L.P., a Kansas Limited Partnership, its successors and assigns.

'Closing Date' means the date of delivery on which the Facility Note Proceeds are advanced to the Trustee for the use and benefit of Borrower.

'Completion Date' means the date on which Borrower receives a final Certificate of Occupancy or similar permit from the appropriate governmental agencies having jurisdiction over the Facility.

'Condemnation' means the taking, or transfer in lieu of any such taking under threat thereof, of any interest in or right to use the Facility under the exercise of the power of eminent domain by any governmental or quasi-governmental entity or other Person acting under governmental authority.

'Construction Fund' means the fund so designated in Section 2.01 of the Trust Indenture.

'Construction Period' means, with respect to the Facility, the period (a) beginning on the earlier of (i) the date of commencement of the construction and equipping of such Facility, or (ii) the Closing Date and (b) ending on the Completion Date.

'Contract Term' means the period commencing with the Closing Date and continuing until the Facility Note and interest thereon has been paid in full.

'Cost of the Facility' means all those costs and items of expense enumerated in
Section 4.3(a) hereof.

'Equipment' means all machinery, equipment and other personal property owned by Borrower and used exclusively in connection with the Project or the Land with such additions thereto, substitutions therefor and replacements thereof as may

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exist from time to time in accordance with the provisions of the Agreement.

'Event of Default' or 'Default' means an event of default, as defined in
Article X of this Agreement, or in the Facility Note, the Mortgage or the Guaranty.

'Facility' means the Land, Project and Equipment.

'Facility Note' means the Pointe Royal Multi-Family Housing Facility Note (Overland Park, Johnson County, Kansas) executed and delivered by the Borrower pursuant to Section 5.3(a) hereof to evidence its obligation to repay the Loan.

'Facility Note Proceeds' means the amount of the Facility Note which Issuer has agreed to lend to Borrower and which is deposited into the Construction Fund.

'Facility Supervisor' means Construction Analysis Systems, Inc. or such other person or persons who at the time shall have been designated as such pursuant to the provisions of Section 4.6 of this Agreement.

'Guarantor' means Avron B. Fogelman, as guarantor under the Guaranty.

'Guaranty' means the agreement by and between the Guarantor and Issuer, dated as of April 23, 1987, by which the Guarantor guarantees to Issuer the full and prompt payment, when due, of all or a portion of the principal, and interest on the Facility Note and completion of the Facility in accordance with the Plans and Specifications which shall include construction of the Project and installation of the Equipment and at a date not later than the date provided in
Section 4.1 hereof.

'Independent Counsel' means an attorney or attorneys or firm or firms of attorneys duly admitted to practice law before the highest court of any state of the United States of America or in the District of Columbia and not a full time employee of the Issuer or the Borrower.

'Issuer' means Fogelman Mortgage L.P. I

'Land' means the real estate located on Antioch and 123rd Streets in the City of Overland Park, Kansas, and more particularly described in Exhibit A attached hereto, and subject to the Lien of the Mortgage.

'Lien' means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment

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or bailment for security purposes. The term 'Lien' includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics, materialmen's warehousemen's, carriers' and other similar encumbrances, affecting real property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

'Loan' means the loan to the Borrower made pursuant to Section 5.1 of this Agreement from Facility Note Proceeds.

'Loan Repayments' means the payments of principal and interest on the Facility Note.

'Mortgage' means the Mortgage, Assignment of Rents and Leases and Security Agreement dated as of April 23, 1987, from the Borrower, with respect to its fee simple interest in the Facility to the Mortgagee (as defined in the Mortgage) for the benefit of Issuer as, security for payment of the Facility Note.

'Net Proceeds' means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

'Permitted Encumbrances' means (i) liens described in Exhibit B attached hereto,
(ii) this Agreement and the Mortgage, (iii) utility, access and other easements and rights of way, restrictions and exceptions that do not impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (iv) mechanics', materialmen's, warehousemen's, carriers' and other similar liens to the extent permitted by Section 8.7(b) hereof, and (v) liens for taxes and all other inchoate liens at the time not delinquent.

'Person' means an individual, partnership, corporation, trust or unincorporated organization, and a governmental agency or political subdivision thereof.

'Plans and Specifications' means the final plans and specifications for the Facility approved in writing by Issuer and a supervising architect or engineer selected by Issuer, as the same may be implemented and detailed from time to time and as the same may be revised from time to time prior to the Completion Date in accordance with Section 4.1 of this Agreement. The Plans and Specifications must be approved by all applicable local, state and federal authorities.

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'Prime Rate' means the prime rate charged by Citibank N.A. as such rate may be changed from time to time with any such change becoming effective simultaneously with each such change.

'Project' means all those buildings, improvements, equipment, structures and other related facilities (i) affixed or attached to the Land, (ii) financed with the Facility Note Proceeds or of any payment by the Borrower pursuant to Section
4.5 hereof and constituting a 437-unit multi-family housing facility with all recreational amenities appurtenant thereto and (iii) not part of the Equipment.

'Property' means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

'Requisition' means a requisition substantially in the form of Exhibit C attached to this Agreement.

'State' means the State of Kansas.

'Trust Indenture' means that certain trust indenture to be entered into by and between the Issuer and the Trustee on or before the Closing Date.

'Trustee' means the person named as such in the Trust Indenture.

Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statement referred to in Section 8.5.

Section 1.3. Rules of Construction. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words importing the singular number shall include the plural and vice versa, and words importing persons shall include firms, associations and corporations, including public bodies, as well as natural persons.

ARTICLE II
REPRESENTATIONS AND COVENANTS OF BORROWER

Section 2.1. Representations and Covenants of the Borrower. The Borrower makes the following representations and covenants as the basis for the undertakings on its part herein contained.

(a) The Borrower is a Kansas limited partnership and
(i) has been duly created under the laws of the State of Kansas; and (ii) has power and lawful authority to enter

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into this Agreement, the Facility Note and the Mortgage, and has executed and delivered this Agreement, the Facility Note and the Mortgage.

(b) Neither the execution and delivery of this Agreement, the Facility Note or the Mortgage, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provisions of this Agreement, the Facility Note or the Mortgage will, in any material respect, conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Borrower is a party or by which it or the Facility is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Borrower under the terms of any such instrument or agreement.

ARTICLE III
TITLE INSURANCE

Section 3.1. Title Insurance. The Borrower has obtained or will obtain, and throughout the Contract Term will maintain in force, title insurance from a land title insurance company acceptable to Issuer in an amount equal to $22,745,000 insuring a valid first Lien on the Facility with only such exceptions as are approved in advance by Issuer. The policy shall contain no exceptions for mechanic's or materialmen's liens and shall be otherwise satisfactory in form and substance to Issuer. At the time of each disbursement under this Agreement, Issuer may require the title company to search title to the date of such advance and to endorse the title policy to reflect no additional liens or encumbrances.

ARTICLE IV
CONSTRUCTION OF THE PROJECT; INSTALLATION OF EQUIPMENT

Section 4.1. Construction of the Project; Installation of Equipment. (a) The Borrower agrees that it will construct the Project and install the Equipment or cause the Project to be constructed and the Equipment to be installed in accordance with the Plans and Specifications and will cause the construction of the Project to be completed no later than September 30, 1988.

(b) The Borrower may not revise the Plans and Specifications without the prior written consent of Issuer which consent may not be unreasonably withheld or delayed, but may be subject to such reasonable conditions as Issuer may deem appropriate.

(c) Title to all materials, equipment, machinery and other items of Property which may be incorporated or installed in the

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Facility shall vest in the Borrower immediately upon incorporation or installation in the Facility, whichever shall first occur, and shall immediately thereupon become subject to the Lien of the Mortgage. The Borrower shall execute, deliver and record or file all instruments necessary or appropriate to so vest title in the Borrower and shall take all action necessary or appropriate to subject such materials, equipment, machinery and other items of Property to the Lien of the Mortgage and to protect such title against claims of any third persons.

Section 4.2. Disbursement of Facility Note Proceeds. All Facility Note Proceeds shall be deposited in the Construction Fund and thereafter shall be disbursed by the Trustee in accordance with the terms of the Trust Indenture to pay for the Cost of the Facility as follows:

(a) Not less than five (5) banking days before the date on which Borrower desires a disbursement from the Construction Fund, Borrower shall submit to Trustee a Requisition accompanied by a cost breakdown showing by trade the cost of work on, and the cost of materials incorporated into, the Facility or stored securely on the Land or in a bonded warehouse to the date of the Requisition, together with supporting billings from subcontractors and materialmen covering the requested funding. The Requisition must be signed either as originals or as copies by (i) an Authorized Representative of Borrower and (ii) either John Doggett, William Byrnes or Ronald Byrnes, on behalf of the General Contractor, and (iii) the Facilities Supervisor. The cost breakdown shall also show the percentage of completion of each line-item on Borrower's detailed estimate of the costs of the Facility as approved by Issuer, and the accuracy of the cost breakdown shall be certified by Borrower and the General Contractor or, as to any items not within the scope of a general contract, by the contractors directly responsible to Borrower for such items. The completed construction on the Facility will be reviewed at the time each Requisition is submitted by the Facilities Supervisor who will certify to Issuer as to the cost of completed construction, percentage of completion and compliance with the Plans and Specifications for the Facility.

(b) Borrower shall have no right to request or receive any disbursement from the Construction Fund until all of the following conditions precedent shall have been fully met:

(i) Borrower shall have delivered to Issuer a Requisition meeting the requirements of subparagraph (a) immediately above.

(ii) Borrower shall not be in default in the performance of the terms and provisions of this Agreement or the Mortgage.

(iii) Borrower shall have furnished waivers of liens and receipts of payment as to the General Contractor and each subcontractor for all work performed to the date of the

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immediately preceding Requisition at the time such Requisition is submitted.

(iv) The title insurance company insuring the title to the Facility shall issue a title continuation or endorsement showing that the fee simple title thereto is clear of liens (other than the matters described in its title policy) to the date of such disbursement and that no financing statements affecting the Facility, or any part thereof, other than in favor of Issuer, have been filed.

(v) The Facilities Supervisor shall have certified to Issuer that all construction work which has been completed is in substantial conformity with the Plans and Specifications. In addition, the Facilities Supervisor shall recommend the amount, if any, to be disbursed and state that the amount requested for construction cost is correct for that stage of construction, and shall set forth such details concerning construction as Issuer shall request from time to time, including, but not limited to (i) a statement that the portion of the Facility then completed has been constructed in a good and workmanlike manner and in substantial compliance with all applicable laws, ordinances and building codes, (ii) a schedule of work in place, materials stored securely on the Land and materials stored in a bonded warehouse, (iii) the extent of completion of the Facility and the value thereof, (iv) the estimated cost of completing construction in accordance with the Plans and Specifications, (v) a statement that sufficient work has been completed to warrant the draw being requested, (vi) a statement that the amount indicated to be complete is accurate, (vii) a statement that there have been no material deviations from the Plans and Specifications except as previously approved in writing by Issuer.

(vi) If requested by Issuer in a writing delivered to Borrower (with a copy delivered to the Trustee) following installation of building foundations, Issuer shall have received a survey showing that all such foundations are within the boundary lines of the Land and in compliance with all applicable setback, location and area requirements and that there is no material change in conditions which could adversely affect the security for the Facility Note.

(vii) The sum of the funds requisitioned, plus all prior disbursements to Borrower, plus undisbursed portions of the Construction Fund held by Trustee shall be sufficient, in the sole opinion of Issuer, to complete the Project substantially in accordance with the Plans and Specifications.

Section 4.3. Application of Facility Note Proceeds. (a) Substantially all of the Facility Note Proceeds shall be applied in accordance with the Budget referred to in Section 12.1 (18) to pay the following costs and expenses in connection with the Facility, and for no other purpose:

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(i) the cost of preparing the Plans and Specifications for the Facility
(including any preliminary study or planning of the Facility or any aspect thereof),

(ii) all costs of acquiring, constructing, equipping and installing the Facility (including architectural, engineering and supervisory services with respect thereto),

(iii) all fees, taxes, charges and other expenses for recording or filing, as the case may be, this Agreement, any other agreements contemplated hereby, any financing statements and any title curative documents that the Issuer may deem desirable in order to create or protect the title to the Facility and any security interest contemplated by the Mortgage.

(iv) the premium on any title insurance procured on the Facility and any fees or expenses in connection with any actions or proceedings that the Issuer may deem desirable in order to perfect or protect the title to the Facility, except for removing Permitted Encumbrances,

(v) the cost of insurance maintained pursuant to Section 6.3 hereof,

(vi) interest payable under the Facility Note,

(vii) all legal, accounting and any other fees, costs and expenses incurred in connection with the preparation and execution of the Facility Note, the Mortgage, this Agreement and all other documents in connection herewith, with the acquisition of title to the Facility and with any other transaction contemplated by this Agreement or the Mortgage,

(viii) any administrative fees reflected in the budget approved by the Issuer, and

(ix) reimbursement to the Borrower for any of the above-enumerated costs and expenses.

(b) Notwithstanding anything contained in this Section 4.3 to the contrary, the Facility Note Proceeds which are not required for immediate use or disbursement may be invested and reinvested for the benefit of Borrower in accordance with the terms of the Trust Indenture. Neither the Issuer nor its officers or employees shall be liable for any depreciation in the value of any investments made pursuant to this Section or for any loss arising from any such investment.

Section 4.4. Certificate of Completion. Completion of the Facility shall be evidenced by (a) the issuance of a final Certificate of Occupancy or similar permit from the appropriate

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governmental agencies having jurisdiction over the Facility, and (b) a certificate filed with the Issuer signed by the Facility Supervisor stating that
(i) the construction and equipping of the Facility has been completed in accordance with the Plans and Specifications therefor and (ii) the payment of all labor, service, materials and supplies used in such construction and equipping and all other items of the Cost of the Facility has been made or provided for.

Section 4.5. Completion by the Borrower. Upon a determination by Issuer that the Net Proceeds of the Facility Note are not sufficient to pay in full all costs of construction and equipping the Facility, and written notice by Issuer to Borrower of the amount of funds so required in addition to the Net Proceeds of the Facility Note, Borrower shall deliver to Issuer the amount of such additional funds or in lieu thereof, a satisfactory letter of credit or certificate of deposit which Issuer shall deposit in the Construction Fund. Such sums shall be deposited in the Construction Fund. Title to all portions of the Facility constructed or equipped at the Borrower's cost shall immediately upon such installation or construction vest in the Borrower and be subject to the Lien of the Mortgage. The Borrower shall execute, deliver and record or file such instruments as Issuer may request in order to create or protect its Lien to such portions of the Facility.

Section 4.6. Facility Supervisor. The Facility Supervisor shall be acceptable to Issuer and Borrower. The Borrower, by a certificate delivered to Issuer and a Facility Supervisor, may remove an incumbent Facility Supervisor, with the prior written consent of Issuer, at any time without cause. In the event a Facility Supervisor shall be so removed or should become unavailable or unable to take any action or make any certificate provided for in this Agreement, another Facility Supervisor shall thereupon be appointed by a certificate of the Borrower delivered to Issuer, with the prior written approval of Issuer. If the Borrower fails to deliver such certificate to Issuer within fifteen (15) days following the date of removal of a Facility Supervisor or the date when a Facility Supervisor becomes unavailable or unable to take any of such actions, as the case may be, the Issuer, by a certificate delivered to the Borrower may appoint as a successor any engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not a full time employee of the Issuer or the Borrower. Borrower shall be responsible for paying all fees of the Facility Supervisor.

Section 4.7. Remedies to be Pursued Against Contractors and Subcontractors and their Sureties. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Facility or in the event of a breach of warranty with respect to any materials, workmanship, or performance guaranty, the Borrower shall promptly proceed, either separately or in conjunction with others, to exhaust the

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remedies of the Borrower against the contractor or subcontractor so in default and against each surety on a bond, if any, for the performance of such contract. The Borrower agrees to advise the Issuer of the steps it intends to take in connection with any such default. The Borrower may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Borrower deems reasonably necessary.

Section 4.8. Assignment: Plans, Specifications and Contract Documents Relating to the Improvements. Borrower hereby makes a present assignment to the Issuer, its successors and assigns of: (i) the right to possess and use all the Plans and Specifications prepared by it or for it or at its direction for the purpose of completing the Facility; (ii) all of Borrower's rights in and to the construction contract; and (iii) all of Borrower's rights under any and all permits, contracts, agreements, certificates and any other documents or agreements of any kind or nature whatsoever which are used, entered into or held by Borrower in connection with Borrower's acquisition of the Land or the construction and equipping of the Facility. Issuer shall exercise its rights under this assignment only in the event the Borrower fails to construct and complete the Project and Equipment in accordance with the terms and provisions of this Agreement or following the occurrence of an Event of Default hereunder.


ARTICLE V
PAYMENT PROVISIONS

Section 5.1. Amount of Loan. For the purpose of paying the Cost of the Facility, the Issuer shall make and the Borrower shall receive the Loan in the principal sum of $22,745,000 upon the terms and conditions of this Agreement, said Loan to be disbursed upon presentation of Requisitions by Borrower as provided in
Section 4.2 hereof and in the Trust Indenture.

Section 5.2. Loan Term. This Agreement shall be effective concurrently with the initial delivery of the Facility Note and shall continue in force and effect until the principal of, prepayment penalty, if any, and interest on the Facility Note have been fully paid together with all sums to which the Issuer is entitled from the Borrower under this Agreement and the Facility Note.

Section 5.3. Loan Repayments. (a) The Borrower shall evidence its obligation to repay the Loan by executing and delivering to the Issuer the Facility Note .

(b) In addition to the payments pursuant to the Facility Note, the Borrower shall pay to the Issuer, within thirty (30) days of the receipt of demand therefor, an amount equal to the sum of the administrative fees and reasonable expenses of the Issuer incurred (i) by reason of the Issuer's financing of the

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

Facility (ii) in connection with the carrying out of the Issuer's duties and obligations under this Agreement, the payment of which is not otherwise provided for under this Agreement and (iii) all reasonable fees, charges and expenses Issuer incurred under the Mortgage.

(c) The Borrower agrees to make the above mentioned payments, without any further notice, in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. In the event the Borrower shall fail to timely make any payment required under the Facility Note, the Borrower shall pay the same together with interest thereon at a rate equal to the greater of sixteen percent (16%) or two and one-half percent (2 1/2%) per annum above the Prime Rate from the date on which such payment was due until the date on which such payment is made.

Section 5.4. Credit Toward Payments. The following amounts (to the extent, if any, which such amounts shall not have previously been the basis for a credit) shall be credited against the principal payment to be made by the Borrower pursuant to the Facility Note in inverse order of maturity, and such payment shall be accordingly reduced to the extent of any such credit:

(i) the amount by which the Net Proceeds of insurance maintained pursuant to
Section 6.3(a) hereof exceed the cost of replacing, repairing, rebuilding or restoring the Facility, to the extent provided in Section 7.1 hereof; and

(ii) the amount by which the Net Proceeds of any Condemnation award exceed the cost of restoring the Facility or acquiring Substitute Facilities, to the extent provided in Section 7.2 hereof.

Section 5.5. Obligations of the Borrower Hereunder Unconditional. Subject to
Section 5.7 hereof and the exculpatory provisions contained in the Facility Note, the obligations of the Borrower to make the payments required under the Facility Note and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Borrower and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Issuer. The Borrower agrees it will not (i) suspend, discontinue or abate any payment required by the Facility Note or (ii) fail to observe any of its other covenants or agreements in this Agreement or (iii) except as provided in
Section 11.1 hereof, terminate this Agreement for any cause whatsoever including, without limiting the generality of the foregoing, failure to complete the Facility, failure of the Borrower or any lessee of the Borrower to occupy or to use the Facility as contemplated in this Agreement or otherwise, any defect in the title, design, operation, merchantability, fitness

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

or condition of the Facility or in the suitability of the Facility for the Borrower's purposes or needs, failure of consideration, destruction of or damage to the Facility, commercial frustration of purpose, or the taking by Condemnation of title to or the use of all or any part of the Facility, any change in the tax or other laws of the United States of America or of the State or any political subdivision or either. Nothing contained in this Section 5.5 shall be construed to release the Issuer from the performance of any of the agreements on its part contained in this Agreement, and in the event the Issuer should fail to perform any such agreement, the Borrower may institute such action against the Issuer as the Borrower may deem necessary to compel performance.

Section 5.6. Payment of Additional Moneys for Prepayment of Facility Note. The Borrower may pay moneys (in addition to any other moneys required or permitted to be paid pursuant to this Agreement) to Issuer to be applied to the prepayment of the Facility Note at such time or times and on such terms and conditions as may be provided in such Facility Note.

Section 5.7. Exculpatory Provisions. Notwithstanding any other provision of this Agreement and Facility Note, Mortgage or Trust Indenture to the contrary, in the event of any non-payment under this Agreement, Facility Note, Mortgage or Trust Indenture, neither the Borrower nor any of its partners shall have any personal liability hereunder, and no holder of this Agreement, Facility Note, Mortgage or Trust Indenture shall ask or take or cause to be asked or taken personal judgment against the Borrower or any of its partners for any payment required to be made under this Agreement, Facility Note, Mortgage or Trust Indenture, it being understood that said holder of this Agreement, Facility Note, Mortgage or Trust Indenture will look solely to the revenues and receipts derived from this Agreement, Facility Note, Mortgage or Trust Indenture, and no other property or assets of the Borrower or any of its partners shall be subject to levy, execution or other enforcement procedure for the satisfaction of the indebtedness evidenced by this Agreement, Facility Note, Mortgage or Trust Indenture; provided, that the foregoing provisions of this Section 5.7. (a) shall not constitute a waiver of any indebtedness evidenced by this Agreement, Facility Note, Mortgage or Trust Indenture and shall not limit the rights of Issuer under any guaranty executed in connection with the Facility Note, (b) shall not limit the right of the holder of this Agreement to exercise its rights hereunder or under the Facility Note, Mortgage or Trust Indenture so long as no judgment then in the nature of a deficiency judgment shall be asked or taken against the Borrower or any of its partners, and (c) shall not limit the right of the holder of this Agreement, Facility Note, Mortgage or Trust Indenture to seek a deficiency judgment to the extent of any fraud or willful misconduct on the part of Borrower or any of its general partners.

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

ARTICLE VI
MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 6.1. Maintenance and Modifications of Land and Facility by the Borrower.
(a) The Borrower agrees that during the Contract Term it will (i) keep the Facility in as reasonably safe condition as its operations shall permit; and
(ii) make all reasonably necessary repairs and replacements to the Facility.

(b) The Borrower from time to time may, after prior written approval from Issuer, which approval shall not be unreasonably withheld or delayed, make any structural additions, modifications or improvements to the Facility or any part thereof which it may deem desirable. All such structural additions, modifications or improvements so made by the Borrower shall become a part of the Facility and shall become subject to the Lien of the Mortgage.

Section 6.2. Taxes, Assessments and Utility Charges. (a) The Borrower agrees to pay, before they become delinquent, (i) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Facility, (ii) all utility and other charges, including, without limitation, 'service charges', incurred or imposed for the operation, maintenance, use, upkeep and improvement of the Facility, and (iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated under this Agreement to pay only such installments as are required to be paid during the Contract Term.

(b) The Borrower may, after written notice to the Issuer of its intention to do so, in good faith contest any such taxes, assessments and other charges. In the event of any such contest, the Borrower may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom.

(c) If an Event of Default hereunder shall have occurred, the Issuer may require the Borrower to make monthly deposits with the Trustee, in an interest bearing account, of a sum equal to one-twelfth of the yearly taxes and assessments which may be levied against the Facility. The amount of such taxes and assessments, when unknown, shall be estimated by the Issuer. Such deposits shall be used by the Issuer to pay such taxes and assessments when due. Any insufficiency of such account to pay such charges when due, shall be paid by the Borrower to the Issuer on demand. If, by reason of any Event of Default by the Borrower under any provision hereof the Issuer declares the Facility Note to be due and payable, the Issuer may then apply any funds in said account against the obligation secured by the

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
Mortgage. The enforceability of the covenants relating to taxes and assessments herein otherwise provided shall not be affected except insofar as those obligations have been met by compliance with this paragraph. After an event of Default hereunder shall have occurred, the Issuer may from time to time, at its option, waive, and after any such waiver reinstate, any and all provisions hereof requiring such deposits, by notice to the Borrower in writing. While any such waiver is in effect, the Borrower shall pay taxes and assessments as herein above provided.

Section 6.3. Insurance Required. At all times throughout the Contract Term, including without limitation during the Construction Period, the Borrower shall maintain, or cause to be maintained, insurance naming the Issuer as an additional insured against such risks and for such amounts as are customarily insured against by businesses operating facilities of like size and type as the Facility paying, as the same become due and payable, all premiums in respect thereto, including, but shall not necessarily be limited to:

(a) Builder's Risk or contractors multiple peril (all-risk) insurance during the Construction Period and thereafter insurance against loss or damage by fire, lightning and other casualties, including vandalism and malicious mischief, boiler explosion, sprinkler leakage, rental loss or business interruption (in an amount equal to 25% of gross rental income) with a broad-form extended coverage endorsement, such insurance to be in an amount not less than the full insurable value of the Facility, exclusive of excavations and foundations.

Such insurance may be maintained under a blanket insurance policy or policies covering not only the Facility but other Properties as well.

(b) Insurance against loss or losses from liabilities imposed by law or assumed in any written contract and arising from personal injury and death or damage to the Property of others caused by any accident or occurrence, with limits of not less than $1,000,000.00 per accident or occurrence on account of personal injury, including death resulting therefrom and $1,000,000.00 per accident or occurrence on account of damage to the Property of others, excluding liability imposed upon the Borrower by any applicable workmen's compensation law; and a blanket excess liability policy in the amount not less than $4,000,000.00, protecting the Borrower against any loss or liability or damage for personal injury or Property damage.

(c) Workmen's Compensation insurance, disability benefits insurance, and any other form of insurance which the Issuer or the Borrower are required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Borrower who are located at or assigned to the Facility.

Section 6.4. Additional Provisions Respecting Insurance. (a) All insurance required by Section 6.3 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower and authorized to write such insurance in the State and of the type and scope of coverage and in the amounts of coverage as required hereunder. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Borrower is engaged. All policies evidencing such insurance shall provide for (i) payment of the losses to the Borrower and the Issuer as their respective interests may appear, and
(ii) at least thirty (30 days written notice of the cancellation thereof to the Borrower and the Issuer and (iii) shall comply with Paragraph 9 of the Mortgage. The policies required by Section 6.3 (a) hereof shall contain standard mortgagee clauses requiring that all Net Proceeds of insurance resulting from any claim in excess of $250,000.00 for loss or damage covered thereby be directly paid to the Issuer.

(b) All such policies of insurance, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Issuer on or before the Closing Date. The Borrower shall deliver to the Issuer on or before the renewal date of each such policy, each year thereafter a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding year, insurance in the amounts and of the types required by Section 6.3 and 6.4 hereof. Prior to expiration of any such policy, the Borrower shall furnish the Issuer evidence that the policy has been renewed or replaced or is no longer required by this Agreement.

Section 6.5. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.3 hereof shall be applied as follows: (i) the Net Proceeds of the insurance required by Section 6.3(a) hereof shall be applied as provided in Section 7.1 hereof and (ii) the Net Proceeds of the insurance required by Section 6.3(b) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

Section 6.6. Right of the Issuer to Pay Taxes, Insurance Premiums and other Charges. If the Borrower fails (i) to pay any tax, assessment or other governmental charge required to be paid by Section 6.2 hereof or (ii) to maintain, or acquire any insurance required to be maintained by Section 6.3 hereof, the Issuer may pay such tax, assessment or other governmental charge or the premium, or acquire such insurance. No such payment by the Issuer shall affect or impair any rights of the Issuer hereunder arising in consequence of such failure by the

Borrower. The Borrower shall reimburse the Issuer for any amount so paid by the Issuer pursuant to this Section 6.6, together with interest thereon from the date of payment by the Issuer at the rate provided in the Facility Note and such amount, together with such interest, shall become additional indebtedness secured by the mortgage as provided in Paragraph 14 thereof.

Section 6.7. Installation of Additional Equipment. The Borrower from time to time may install additional machinery, equipment or other personal property in the Facility (which may be attached or affixed to the Facility), and such machinery, equipment or other personal property shall become, or be deemed to become, a part of the Facility unless the same is not a replacement for or substitution of Equipment as defined herein. The Borrower from time to time may, with the consent of the Issuer, which consent shall not be unreasonably withheld or delayed, remove or permit the removal of such machinery, equipment and other personal property; provided that any such removal of such machinery, equipment or other personal property shall not adversely affect the structural integrity of the Facility or impair the overall operating efficiency of the Facility for the purposes for which it is intended and that any such Lien shall not attach to any other part of the Facility and provided further that if any damage is occasioned to the Facility by such removal, the Borrower agrees to promptly repair such damage at its own expense.

ARTICLE VII
DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1. Damage or Destruction. (a) If the Facility shall be damaged or destroyed (in whole or in part) at any time during the Contract Term:

(i) there shall be no abatement or reduction in the amounts payable by the Borrower under this Agreement or the Facility Note,

(ii) the Borrower shall promptly give written notice thereof to the Issuer, and

(iii) except as otherwise provided in subsection (b) of this Section 7.1 and subject to the requirements set forth below in this Section 7.1, the Borrower shall promptly, upon receipt of insurance proceeds, if any, which are available, replace, repair, rebuild or restore the Facility to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, (with such changes, alterations and modifications as may be desired by the Borrower and approved by the Issuer which approval shall not be unreasonably withheld or delayed).

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

If the claim for loss resulting from such damage or destruction is not greater than $250,000.00, the Borrower shall apply, or cause to be applied, to the replacement, repair, rebuilding or restoration of the Facility so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses.

If the claim for loss resulting from such damage or destruction exceeds $250,000.00, all Net Proceeds of insurance shall be paid to and held by the Issuer in a separate account. The Net Proceeds shall be available for the replacement, repair, rebuilding or restoration of the Facility subject to the satisfaction of the following conditions:

(i) the Plans and Specifications for the replacement, repair, rebuilding or restoration on the Facility have been delivered to and approved by the Issuer (which approval shall not be unreasonably withheld or delayed);

(ii) Borrower has deposited with the Issuer the amount by which the estimated costs of such work exceeds the Net Proceeds available;

(iii) the Net Proceeds and funds provided by Borrower shall be disbursed in accordance with Requisitions submitted by Borrower to the Issuer.

If the above conditions are not satisfied, the Net
Proceeds shall be applied to the principal balance of the Facility Note. The Issuer, upon receipt of a certificate of the Authorized Representative of the Borrower that payments are required by such purpose, shall apply so much as may be necessary of the Net Proceeds of such insurance to the payment of the costs of such replacement, repair, rebuilding or restoration, either on completion thereof or as the work progresses, at the option of the Borrower. Pending the expenditure of such Net Proceeds, the Issuer shall invest and reinvest the Net Proceeds in such investments and in such manner as directed by an Authorized Representative of the Borrower. Neither the Issuer nor its officers, partners or employees shall be liable for any depreciation in the value of any investments made pursuant to this Section for any loss arising from any such investment.

In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, the Borrower shall nonetheless complete, or cause to be completed, the work thereof and pay from its own moneys, or cause to be paid, that portion of the costs thereof in excess of such Net Proceeds.

All such replacements, repairs, rebuilding or restoration made pursuant to this
Section 7.1, whether or not requiring the expenditure of the Borrower's own money, shall automatically

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

become a part of the Facility as if the same were specifically described herein.

     Any balance of such Net Proceeds remaining after payment of all the costs of such replacement, repair, rebuilding or restoration shall be applied immediately to prepay the Facility Note.

     (b) The Borrower shall not be obligated, or in the case of an Event of Default under (iii) below, permitted to replace, repair, rebuild or restore the Facility, and the Net Proceeds of the insurance shall not be applied as provided in subsection (a) of this
Section 7.1, if:

          (i) the Borrower shall notify the Issuer that, in its sole judgment, it does not deem it practical or desirable to so replace, repair, rebuild or restore the Facility, or

          (ii) the Borrower shall exercise its option to accelerate this Agreement pursuant to Section 11.1 hereof, or

          (iii)     an Event of Default under Section 10.1
hereof shall have occurred and shall have continued for 30 days. If any event specified in this Section 7.1(b) shall occur, the total amount of Net
Proceeds collected under any and all policies of insurance covering the damage or destruction of the Facility shall be paid to the Issuer who shall:

          (x) apply such Net Proceeds to prepay the Facility
        Note, or

          (y) apply such Net Proceeds to the payment of the amounts required to be paid by Section 10.2 hereof, if an Event of Default shall have occurred and shall have continued for thirty (30) days.

     (c) If the Facility Note and interest thereon have been fully paid or provision therefor has been made, all such Net Proceeds shall be paid to the Borrower.

     (d) The Borrower may adjust all claims under any policies of insurance required by Section 6.3(a) hereof (with consent of the Issuer, which consent shall not be unreasonably withheld or delayed, if the claim exceeds $250,000.00) but shall not settle for less than the reasonably anticipated cost of replacement, repair, rebuilding or restoration without the consent of the Issuer, which consent shall not be unreasonably withheld or delayed.

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PAGE

Section 7.2. Condemnation. (a) If at any time during the Contract Term the whole or any part of title to, or the use of, the Facility shall be taken by Condemnation, there shall be no abatement or reduction in the amounts payable by the Borrower under this Agreement or under the Facility Note.

Except as otherwise provided in subsection (b) of this Section 7.2, the Borrower shall promptly restore the Facility (excluding any Land taken by Condemnation) to substantially the same condition and value as an operating entity as existed prior to such condemnation; or

If the claim for loss resulting from such Condemnation is not greater than $250,000.00, the Borrower shall apply, or cause to be applied, to the replacement, repair, rebuilding or restoration of the Facility so much as may be necessary of any Net Proceeds of any Condemnation award resulting from claims for such Condemnation.

If the claim for loss resulting from such Condemnation exceeds $250,000.00, all Net Proceeds of any Condemnation award shall be paid to and held by the Issuer in a separate account. The Issuer, upon receipt of a certificate of the Authorized Representative of the Borrower that payments are required for such purpose, shall apply so much as may be necessary of the Net Proceeds of such Condemnation award to the payment of the costs of such replacement, repair, rebuilding or restoration, either on completion thereof or as the work progresses, at the option of the Borrower. Pending the expenditure of such Net Proceeds, the Issuer shall invest the Net Proceeds in such investments and in such manner as is directed by an Authorized Representative of the Borrower. Neither the Issuer nor its officers, partners or employees shall be liable for any depreciation in the value of any investments made pursuant to this Section for any loss arising from any such investment.

In the event such Net Proceeds of any Condemnation award are not sufficient to pay in full the costs of such restoration of the Facility, the Borrower shall nonetheless complete, or cause to be completed, such restoration and shall pay from its own moneys, or cause to be paid, that portion of the costs thereof in excess of such Net Proceeds.

The Facility, as so restored, whether or not requiring the expenditure of the Borrower's own moneys, shall automatically become part of the Facility and subject to the Lien of the Mortgage as if the same were specifically described herein.

Any balance of such Net Proceeds of any Condemnation award remaining after payment of all costs of such restoration shall be invested by the Issuer as provided above and used only to pay amounts next due pursuant to the Facility Note, as an Authorized Representative of the Borrower may direct the Issuer in writing from time to time.

(b) The Borrower shall not be obligated, or in the case of an Event of Default under (iii) below, permitted to restore the Facility and the Net Proceeds of any Condemnation award shall not be applied as provided in Section 7.2(a), if:

(i) the Borrower shall notify the Issuer that, in its sole judgment, it does not deem it practical or desirable to so restore the Facility, or

(ii) the Borrower shall exercise its option to accelerate this Agreement pursuant to Section 11.1 hereof, or

(iii) an Event of Default under Section 10.1 hereof shall have occurred and shall have continued for (thirty) 30 days.

If any event specified in this Section 7.2(b) shall occur, the Net Proceeds of any Condemnation award shall be paid to the Issuer who shall:

(x) apply such Net Proceeds to repay the Facility
Note, or

(y) apply such Net Proceeds to the payment of the amounts required to be paid by Section 10.2 hereof, if an Event of Default shall have occurred and shall have continued for (30) days.

(c) If the Facility Note and interest thereon has been fully paid or provision therefor has been made, all such Net Proceeds shall be paid to the Borrower for its own purposes.

(d) The Issuer shall cooperate fully with the Borrower in the handling and conduct of any Condemnation proceeding with respect to the Facility.

Section 7.3. Special Circumstances. (a) Anything herein to the contrary notwithstanding, if more than fifty percent (50%) of the buildings of the Facility shall be damaged or destroyed and such damage or destruction cannot, in the reasonable opinion of the Borrower, be replaced, repaired, rebuilt or restored within twelve (12) months from the date of such damage or destruction, Issuer shall have the right at its election to either permit Borrower to use Net Proceeds as provided in Section 7.1 or to apply such Net Proceeds to prepay the Facility Note. Issuer shall notify Borrower of its election within thirty (30) days after Borrower has notified Issuer of such damage or destruction. (b) Anything herein to the contrary notwithstanding, if more than twenty-five percent (25%) of the buildings of the Facility shall be taken by condemnation, Issuer shall have the right at its election to either permit Borrower to use Net Proceeds as provided in Section 7.2 or to apply such Net Proceeds

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

to prepay the Facility Note. Issuer shall notify Borrower of its election within thirty (30) days after Borrower has notified Issuer of such condemnation.

ARTICLE VIII
SPECIAL COVENANTS

Section 8.1. No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITY OR THAT IT IS OR WILL BE SUITABLE FOR THE BORROWER'S PURPOSES OR NEEDS.

Section 8.2. Hold Harmless Provisions. The Borrower hereby releases the Issuer from, agrees that the Issuer shall not be liable for and agrees to indemnify and hold the Issuer, its partners, directors, officers, employees and agents harmless from and against any and all liability for loss or damage to Property or injury to or death of any and all persons that may be occasioned by any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence on, in or about the Facility. Nothing contained herein shall inure to the benefit of any insurance company or insurer by way of subrogation or otherwise.

Section 8.3. Right to Inspect the Facility. The Issuer or its duly authorized agents shall have the right to inspect the Facility at all reasonable times prior to and after completion, provided reasonable notice thereof is given to Borrower prior thereto.

Section 8.4. Qualification in the State. Throughout the Contract Term, the Borrower shall continue to be duly authorized to transact business in the State.

Section 8.5. Books of Record and Account; Financial Statements. (a) The Borrower agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all business and affairs of the Borrower with respect to Facility.

(b) The Borrower agrees it will furnish to the Issuer as soon as available but in no event more than one hundred and twenty (120) days after the end of each of its fiscal years, a copy of its completed financial statement, and an operating statement regarding the Facility including an itemized account of gross annual income and expenditure reflecting in detail the operations of the Facility.

Section 8.6. Compliance with Orders, Ordinances, Etc. (a) The Borrower agrees that it will, throughout the Contract Term, promptly comply with all statutes, codes, laws, including all existing environmental laws, rules and regulations, acts,

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

ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the Facility, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Facility or any part thereof, or to any use, manner of use or condition of the Facility or any part thereof.

     (b)     Notwithstanding the provisions of subsection
(a) of this Section 8.6, the Borrower may, after written notice to the Issuer of its intention to do so, in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsection (a). In such event, the Borrower may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom.

     Section 8.7. Discharge of Liens and Encumbrances. (a)
The Borrower shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Facility or any part thereof by reason of any labor, services, or material rendered or supplied or claimed to be rendered or supplied with respect to the Facility or any part thereof.

     (b) Notwithstanding the provisions of subsection (a) of this Section 8.7, the Borrower may, after written notice to the Issuer of its intention to do so, in good faith contest any such Lien. In such event, the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, provided that during the period of any appeal a bond assuring the payment of such Lien shall, if requested by the Issuer, be posted with the Issuer.

     Section 8.8. Borrower to Provide Survey. The Borrower agrees to furnish a survey prepared by an approved surveyor, and acceptable to the title insurance company, showing the location of the Facility and other improvements (including parking areas), means of ingress and egress, all easements, other common facilities and all other title exceptions able to be located thereon and showing that the Facility and other improvements are constructed within the lot and applicable setback restrictions.

     Section 8.9. Annual Certificate of the Borrower. The Borrower covenants that it will furnish to the Issuer on or before February
15 of each year a certificate of the Borrower signed by a general partner stating that the Borrower has made a review of its activities during the preceding calendar year for the purpose of determining whether or not the Borrower has complied with all of the terms, provisions and conditions of this
Agreement and the Borrower has kept, observed, performed and fulfilled each and every covenant, provision and condition of this Agreement on its part to be performed and is not in Default in the performance or observance of any of the terms, covenants, provisions hereof, or if the Borrower shall be in Default such certificate shall specify all such Defaults and the nature thereof.

ARTICLE IX
TRANSFER OF CERTAIN LAND; ASSIGNMENT AND LEASING;
PLEDGE OF CERTAIN INTERESTS

Section 9.1. Restriction of Transfer of Facility; Transfer of Certain Land.
(a) During the Contract Term, the Borrower shall not sell, convey, transfer, lease, encumber or otherwise dispose of the Facility or any part thereof or any interest therein, except for Permitted Encumbrances and except as otherwise provided in Sections 9.1(b), 9.1(c), 9.2 and 9.4 of this Agreement.

(b) With the prior written consent of the Issuer (which consent may not be unreasonably withheld or delayed but may be subject to such reasonable conditions as the Issuer may deem appropriate), the Borrower from time to time may release from the provisions of this Agreement any part of, or interest in, the Facility which is not necessary, desirable or useful. In such event, the Borrower, at the Borrower's sole cost and expense, shall execute and deliver, and request the Issuer to execute and deliver, any and all instruments necessary or appropriate to so release such part of, or interest in, the Facility and convey such title thereto or interest therein, free from this Agreement and the Lien of the Mortgage, to such Person as the Borrower may designate.

(c) The Borrower shall have the right to transfer all or a portion of the Facility (directly or indirectly) to an entity or entities affiliated with Avron
B. Fogelman ('Fogelman'), provided that (i) Fogelman maintains an interest in the Facility, direct or indirect, of not less than ten percent (10%) and if transferee is a partnership, such interest must be that of a general partner;
(ii) the transferee entity consists of not more than fifteen (15) individuals, partners or shareholders; and (iii) Fogelman Management Corporation continues to act in the capacity of property manager.

(d) No conveyance of any improvements or interest therein affected under the provisions of this Section 9.1 shall entitle the Borrower to any abatement or diminution of the amounts payable hereunder or under the Facility Note.

Section 9.2. Assignment and Leasing. This Agreement may not be assigned in whole or in part and the Facility may not be leased as a whole or, except in the ordinary course of Borrower's business, in part by the Borrower, without the prior written consent of the Issuer, which consent shall not be unreasonably withheld or delayed. In such event, any such assignment, leasing, or subleasing as the case may be, shall be subject to the following conditions:

(i) No assignment or lease shall relieve the Borrower from primary liability for any of its obligations hereunder or under the Facility Note; and

(ii) The Borrower shall, within ten (10) days after delivery thereof, furnish or cause to be furnished to the Issuer a true and complete copy of each such assignment.

Section 9.3. Mortgage and Pledge of Security Interests to Issuer. The Borrower has, pursuant to the Mortgage, granted to a mortgage trustee (as defined in the Mortgage) for the benefit of the Issuer, a security interest in the Facility.

Section 9.4. Removal of Equipment. (a) In any instance where the Borrower determines that any item of Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Borrower may remove such item or Equipment and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part, free from the Lien of the Mortgage, provided that no such removal or disposition shall adversely affect the function or capacity of the Facility.

(b) The Borrower shall execute and deliver, and shall request the Issuer to execute and deliver, to the Borrower all instruments necessary or appropriate to enable the Borrower to sell or otherwise dispose of any such item of Equipment free from the Lien of the Mortgage. The Borrower shall pay any costs (including counsel fees) incurred in transferring title to and releasing from the Lien of the Mortgage any item of Equipment removed pursuant to this Section 9.4.

(c) The removal of any item of Equipment pursuant to this section 9.4 shall not entitle the Borrower to any abatement or diminution of the amounts payable under this Agreement or the Facility Note.

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES

Section 10.1. Events of Default Defined. (a) The following shall be 'Events of Default' under this Agreement and the terms 'Event of Default' or 'Default' shall mean, whenever they are used in this Agreement, any one or more of the following events:

(1) The occurrence of an 'Event of Default' under the Facility Note, the Mortgage, the Guaranty, or by Borrower under the contract with the General Contractor referred to in Section 12.1(15) (subject to any applicable notice and cure periods);

(2) The failure by the Borrower to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in Section 2.1(1) of the Facility Note) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Issuer;

(3) Any representation or warranty of the Borrower set forth in this Agreement is untrue or incorrect in any material respect;

(4) The filing by the Borrower of a voluntary petition in bankruptcy, or the failure by the Borrower within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Facility, or the Borrower is generally not paying its debts as such debts become due, or within one hundred twenty 120 days before the date of the filing of a petition in bankruptcy, a custodian, other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all of the property of the Borrower for the purpose of enforcing a Lien against such property, was appointed or took possession, or the assignment of assets by the Borrower for the benefit of its creditors, or the entry by the Borrower into a wage earner or similar agreement with its creditors, or an appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver, trustee or custodian of the whole or a substantial portion of the Properties of the Borrower (unless such receiver, trustee or custodian is removed or discharged within sixty (60) days of the date of his qualifications); and

(b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure either party hereto shall be unable in whole or in part to carry out their obligations under this Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party, within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof, but such suspension shall not be for a period in excess of one year. The suspension of such obligations for such period pursuant to this subsection (b) shall not be deemed an Event of Default under this Section 10.1. Notwithstanding anything to the contrary in this subsection (b), an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Borrower to make the payments required by the Facility Note and Section 6.2 hereof, to obtain and continue in full force and effect the insurance required by Section 6.3 hereof, to provide the indemnity required by Section 8.2 hereof and to comply with the provisions of Section 11.1 hereof. The term 'force majeure' as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

Section 10.2. Remedies on Default. (a) Whenever any Event of Default shall have occurred and be continuing, the Issuer may, to the extent permitted by law, take any one or more of the following remedial steps:

(1) Declare, by written notice to the Borrower, to be immediately due and payable; whereupon the same shall become immediately due and payable: (i) all unpaid sums payable pursuant to the Facility Note and (ii) all other payments due under this Agreement.

(2) Pursuant to the terms of the Mortgage, exclude the Borrower and any lessees from possession of the Facility and take possession thereof (without being liable for prosecution or damages therefor), sell the Facility, subject to Permitted Encumbrances, at public or private sale, as a whole or piecemeal, for such consideration as may be deemed appropriate under the then existing conditions, and hold the Borrower liable, subject to the provisions contained in
Section 5.7 hereof, for the amount, if any, by which the aggregate unpaid sums payable pursuant to the Facility Note (computed in accordance with Section 10.2(a)(1)(i) hereof) exceed the Net Proceeds received upon such sale.

(3) Take any other available action to enforce the security interest in the Facility granted to the Issuer pursuant to the Mortgage.

(4) Take any other action at law or in equity which may appear necessary or desirable to collect the payments then due or thereafter to become due, to secure possession of the Facility, and to enforce the obligations, agreements or covenants of the Borrower under this Agreement.

(b) Any sums paid to the Issuer as a consequence of any action taken pursuant to
Section 10.2 shall be applied to the payment of the Facility Note.

(c) No action taken pursuant to this Section 10.2 (including repossession of the Facility) shall relieve the Borrower from its obligation to make all payments required by the Facility Note subject to the provisions contained in section 5.7 hereof.

Section 10.3. Remedies, Cumulative. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 10.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Borrower should default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Borrower herein contained, the Borrower shall, on demand therefor, pay to the Issuer the reasonable fees of such attorneys and such other expenses so incurred.

Section 10.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 10.6. Appointment of Receiver. The Borrower further covenants that upon the happening of any Event of Default and thereafter during the continuance of such Event of Default unless the same shall have been waived as hereinbefore provided, the Issuer shall be entitled as a matter of right if it shall so elect, (i) forthwith and without declaring the principal of the Facility Note to be due and payable, or (ii) after declaring the same to be due and payable, or
(iii) upon the commencement of any foreclosure of the Mortgage or action to enforce the specific performance thereof or in aid thereof or (iv) upon the commencement of any other proceeding, judicial or otherwise, to enforce any right of the Issuer to institute such actions or proceedings at law or in equity for the appointment of a receiver or receivers of the Facility and all the earnings, revenues, rents, issues, profits and income thereof, with such powers as the court making such appointment shall confer.

ARTICLE XI
ACCELERATION OF LOAN REPAYMENTS

Section 11.1. Acceleration of Loan Repayments. (a) The Borrower shall have the option to accelerate payment of all of the Loan Repayments, during the years and with certain prepayment premiums more specifically described as follows: (i) For a period of five (5) years from the date of the Note, no prepayment shall be made or permitted in respect to the principal amount of the Facility Note;

(ii) At any time during the sixth year from the date of the Facility Note, the Borrower may prepay in whole, but not in part, the principal amount of the Facility Note upon the payment of a prepayment penalty equal to five percent (5%) of the outstanding principal balance;

(iii) Thereafter, the prepayment penalty shall decrease one (1) percentage point per year until there exists no prepayment penalty during the eleventh and twelfth years; and

(iv) Any such prepayment penalty shall be in addition to any Contingent Interest (as defined in the Facility Note) otherwise payable.

(b) If the Borrower exercises its option to prepay the Loan pursuant to the provisions of this Section 11.1, it shall file with the Issuer a certificate signed by an Authorized Representative of the Borrower stating the Borrower's intention to do so pursuant to this Section 11.1 and shall comply with the requirements set forth in Section 11.2 hereof. All prepayments shall be applied to the principal payments due on the Facility Note in the inverse order of its maturity.

(c) No prepayment resulting from the application of all or any portion of Net Insurance Proceeds or Net Condemnation Proceeds to the Facility Note shall be prohibited by or require the payment of a prepayment penalty pursuant to this Section 11.1.

Section 11.2. Conditions to Acceleration of Loan Repayments. In the event the Borrower exercises its option, or is required, to accelerate the Loan Repayments in accordance with any provision of Section 11.1 hereof, the Borrower shall pay the Issuer an amount certified by the Issuer to be sufficient to pay the outstanding principal amount of the Facility Note, together with all interest on such Facility Note which will accrue to the date of prepayment and an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under this Agreement, the Mortgage and the Facility Note and not otherwise paid or provided for. The certificate required to be filed pursuant to this Section 11.2 shall be made, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such certificate is filed with the Issuer.

Section 11.3. Amounts Remaining on Deposit with the Issuer upon Payment of the Facility Note. After payment in full of the Facility Note and the interest thereon and payment of all fees, charges, expenses and other amounts required to be paid under this Agreement, the Mortgage and the Guaranty, all amounts on deposit with the Issuer, if any, shall belong to and be paid to the Borrower by the Issuer.

Section 11.4. The Issuer to Execute Cancellation of Facility Note. After payment in full of the Facility Note as provided in this Agreement, the Issuer will return said Facility Note to the Borrower, stamped 'paid in full' or with some other similar notation reflecting the satisfaction of the Borrower's obligations thereunder.

ARTICLE XII
CLOSING

Section 12.1. Closing Documents. At the closing on the Closing Date, Borrower shall deliver, or shall have delivered, to the Issuer the following:

(1) Facility Note.
(2) Mortgage.
(3) Trust Indenture.
(4) Guaranty in the form and substance required by Issuer executed by Guarantor.
(5) Agreement for Construction Evaluation and Monitoring services.
(6) Sample Lease Agreement approved by Issuer and to be used to lease space in the Facility.
(7) Financing statements.
(8) Insurance Policies or certificates thereof as to coverages required hereby.
(9) Such documents and instruments as may be required to designate and evidence the authority of persons authorized by Borrower to apply for and sign any documents required to be executed in connection with advances hereafter made under this Agreement.
(10) Satisfactory proof that all laws, regulations and zoning requirements have been complied with and that all required approvals, permits and licenses necessary for the development of the Project (including utilities, water, storm and sanitary sewer facilities) have been obtained and are in full force and effect.

(11) Standard ALTA Mortgagee's Title Insurance Policy in form and content and issued by a title insurance company satisfactory to Issuer, agreeing to insure Issuer in the amount of the Facility Note and providing that the Mortgage has the dignity and priority required by Issuer. The Policy shall contain no exceptions unless specifically approved by Issuer in writing.

(12) Such documents and instruments as may be required by Issuer to evidence the good standing, status, organization or authority of persons, partnerships and corporations executing any agreement or document hereunder or required hereafter by Issuer.

(13) Evidence that real estate taxes are current.

(14) Certified copies of partnership agreements, certificates of limited partnership, corporate charters and by-laws and amendments thereto of Borrower and any corporate partners thereof.

(15) Fully executed duplicate originals of the contract with the General Contractor.

(16) Agreements of the General Contractor and Facility Supervisor to continue performance on behalf of the Issuer at Issuer's option and request without additional costs above their respective agreed contract prices in the event of any default by the Borrower in compliance with and performance of any term, covenant, condition, or warranty contained in any present or future agreement between Borrower and Issuer, and an authorization by the General Contractor for Issuer to use any applicable Plans and Specifications without any additional costs.

(17) Copies of all necessary building permits.

(18) Detailed estimate of
Project costs (Budget) satisfactory to Issuer executed by Borrower to be updated from time to time as such budget changes.
The Budget shall set forth all proposed expenditures as well as a projected schedule of disbursements.

(19) Surveys: boundary, foundation and completion (when appropriate and as required by Issuer), locating all improvements, easements, setback lines, encroachments, rights-of-way, and improvements in form and substance satisfactory to Issuer including evidence that the Land is not in an area designated by the Secretary of the United States Department of Housing and Urban Development as an area having special flood hazards.

(20) One copy of complete Plans and Specifications approved in writing by Borrower, Issuer, Facility Supervisor and General Contractor.

(21) Current certificate that there has been no material adverse change in the financial statements of Borrower and Guarantor.

(22) An independent appraisal indicating a loan to value ratio of not more than 85%.

(23) Opinion Letter of Borrower's Counsel in form and substance satisfactory to Issuer.

ARTICLE XIII
MISCELLANEOUS

Section 13.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if sent by mail, by private courier or delivery service or by telegraph or telex, when received. All mail shall be sent by registered mail or telex, when received. All mail shall be sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

To the Issuer: Fogelman Mortgage L.P. I
               c/o Prudential-Bache Properties, Inc.
               One Seaport Plaza
               199 Water Street
               New York, NY 10038
               Attn: Chester A. Piskorowski

To the Borrower: FPI Royal View, Ltd., L.P.
                 c/o Fogelman Properties, Inc.
                 5400 Poplar Avenue
                 Memphis, TN 38119
                 Attn: Morris J. Kriger

The Issuer or the Borrower, may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

Section 13.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns.

Section 13.3. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 13.4. Amendments, Changes and Modifications. This Agreement may not be amended, changed, modified, altered or terminated without concurring written consents of the Borrower and the Issuer.

Section 13.5. Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.6. Applicable Law. This Agreement shall be governed exclusively by the applicable laws of the State of Kansas.

Section 13.7. Recording and Filing. (a) The Mortgage and financing statements creating the security interest of the Issuer in the Facility and in all amounts payable hereunder and under the Facility Note shall be recorded or filed, as the case may be, in the Office of the Register of Deeds of Johnson County, Kansas, or in such other office as may at the time be provided by law as the proper place for the recordation or filing hereof.

(b) The Issuer and the Borrower shall execute and deliver all instruments and shall furnish all information necessary or appropriate to protect any security interest created or contemplated by this Agreement and the Mortgage.

Section 13.8. Table of Contents and Section Headings Not Controlling. The Table of Contents and the Headings of the several sections in this Agreement have been prepared for convenience of reference only and shall not control, affect the meaning or be taken as an interpretation of any provision of this Agreement.

Section 13-9. Survival. This Agreement shall remain in full force and effect until all amounts payable under this Agreement, the Facility Note, the Guaranty and the Mortgage shall have been paid in full.

Section 13.10. Consents. Whenever any party's consent is required hereunder no such consent shall be unreasonably withheld or delayed.

Section 13.11. Instruments of Further Assurance. The Borrower covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such supplemental agreements and such further.acts, instruments, financing statements and other documents as the Issuer may reasonably require for the better assuring, pledging and assigning unto the Issuer the property and revenues herein described, to the payment of the principal of, prepayment penalty, if any, and interest on the Facility Note. This Agreement, the Mortgage, all supplements to this Agreement and the Mortgage, the Facility Note, and all other documents, instruments or policies of insurance required by the Issuer shall be delivered to and held by Issuer.

     Section 13.12. Payments Due on Saturdays, Sundays and Holidays. In any case where the date for any payment due under this Agreement or the Facility Note shall be a Saturday, a Sunday or a legal holiday or a day on which banking institutions in the city or county of payment are authorized by law to close, then payment need not be made on such date but may be made on the next succeeding business day not a Saturday, a
Sunday or a legal holiday or a day upon which banking institutions are authorized by law to close with the same force and effect as if made on the date fixed for payment, and no interest shall accrue for the period after such date.

     IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed in their respective names on this 23rd day of April 1987.


                   FOGELMAN MORTGAGE L.P. I
               By: FOGELMAN MORTGAGE PARTNERS I, INC.
                   General Partner

                   By: /s/ L. Don Campbell, Jr.
                      -------------------------------------

                   FPI ROYAL VIEW, LTD., L.P.
                   By:  FOGELMAN PROPERTIES, INC.,
                        General Partner

                   By: /s/ Morris J. Kriger
                       -------------------------------------

EXHIBIT A
Legal Description

Lot 1, 'ROYAL VIEW', FIRST PLAT, a subdivision in the City of
Overland Park, Johnson County, Kansas.

EXHIBIT B

Permitted Encumbrances

EXHIBIT C
REQUISITION FOR PAYMENT AND REIMBURSEMENT

                                 Dated: _______________________

To Fogelman Mortgage L. P. 1:

The undersigned Borrower, pursuant to Article IV of that certain Loan
Agreement dated as of April _______ , 1987 (the 'Loan Agreement') by and between FPI Royal View, Ltd., L.P., a Kansas limited partnership, (the 'Borrower') and FOGELMAN MORTGAGE L.P. I, a Tennessee limited partnership, (the 'Issuer'), hereby requests disbursement to the Borrower of _________________________ from the Interest Account and ____________________
from the Project Account pursuant to the Loan Agreement, to pay the Cost of the Facility (as defined in the Loan Agreement).

The Borrower does hereby certify (i) that this disbursement is for an authorized use of the proceeds pursuant to Section 4.3 of the Loan Agreement; (ii) that none of the above payments to be made have formed the basis for any payment theretofore made for the proceeds; (iii) that each item for which payment has above been requested to be made is provided for in Section 4.3 of the Loan Agreement and is or was necessary in connection with the Facility; (iv) the Facility is being and has been constructed and equipped substantially in accordance with all applicable ordinances, statutes and requirements of the regulatory authorities having jurisdiction; (v) that the Facility as constructed and equipped does not encroach upon any easement or right of way; and (vi) that the cost breakdown attached hereto as Exhibit A is accurate.

The General Contractor does hereby certify that the cost breakdown attached hereto as Exhibit A is accurate.

BORROWER                              GENERAL CONTRACTOR
FPI ROYAL VIEW, LTD., L.P.            FOGELMAN/BYRNES & DOGGETT, INC.

By:  Fogelman Properties, Inc.
     General Partner


By:__________________________         By:______________________________
   MICHAEL H. HIRSCH                     DAVID W. JACOBS

FACILITIES SUPERVISOR
CERTIFICATE

The Facilities Supervisor being that same entity designated as 'Consultant' in that Construction Evaluation and Monitoring Services dated February 27, 1987, by and between Construction Analysis Systems, Inc. and Fogelman Mortgage L.P. I does hereby certify (i) that all construction work has been completed in substantial conformity with and there have been no material deviations from the Plans and Specifications;
(ii) that the amount of the requested disbursement with respect to 'hard cost' from the Project Account is correct and sufficient work has been completed to warrant the requested disbursement;
(iii) that the portion of the facility completed to the date hereof has been constructed in a workmanlike manner and in substantial compliance with the Plans and Specifications which such Plans and Specifications are in conformance with generally accepted design criteria and appropriate building codes and ordinances; and (iv) that the cost breakdown attached hereto as Exhibit A is accurate with respect to the (a) schedule of work in place and materials store securely on the land or in a bonded warehouse; (b) extent of completion of the Facility and the value thereof; and
(c) remaining funds in the Project Fund are reasonably adequate to complete construction of the Facility in accordance with the Plans and Specifications.

                         FACILITIES SUPERVISOR
                         CONSTRUCTION ANALYSIS
                         SYSTEMS, INC.

                         By:_______________________

AMENDMENT TO
LOAN AGREEMENT

This Amendment to Loan Agreement is made and entered into as of July 7, 1987, by and between Fogelman Mortgage L.P. I, a Tennessee Limited Partnership, having its office at 5400 Poplar Avenue, Memphis, Tennessee, 38119, (the 'Issuer') and FPI Royal View, Ltd., L.P., a Kansas Limited Partnership, having its office at 5400 Poplar Avenue, Memphis, Tennessee 38119, (the 'Borrower').

WITNESSETH: WHEREAS, Issuer and Borrower entered into that certain Loan Agreement, dated April 23, 1987; and WHEREAS, Issuer and Borrower now desire to amend said Loan Agreement; NOW THEREFORE in consideration of the mutual promises and covenants contained herein, Issuer and Borrower hereby agree as follows:

1. The term 'Facilities Supervisor' shall be changed to 'Construction Consultant' and all references to 'Facilities Supervisor' throughout the Loan Agreement and relating documents shall be changed to 'Construction Consultant'.

2. The form of certificate to be furnished by the Construction Consultant in connection with each requested disbursement by Borrower shall be changed from the form presently being used to the form on Exhibit A attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Amendment to Loan Agreement to be executed in their respective names on this 7th day of July, 1987.

Fogelman Mortgage L.P. I
By: Fogelman Mortgage Partners I, Inc.,
    General Partner

By: /s/ L. Don Campbell, Jr.
    ------------------------
    L. Don Campbell, Jr.
    Vice President

FPI Royal View, Ltd., L.P.
By: Fogelman Properties, Inc.,
    General Partner

By: /s/ L. Don Campbell, Jr.
    ------------------------
    L. Don Campbell, Jr.
    Vice President

CONSTRUCTION CONSULTANT
CERTIFICATE
EXHIBIT A

The Construction Consultant, being that same entity designated as 'Consultant' in that Construction Evaluation and Monitoring Services dated February 27, 1987, by and between Construction Analysis Systems, Inc. and Fogelman Mortgage L.P. I does hereby certify (i) that all construction work has been completed in substantial conformity with, and, to the best of our knowledge, there have been no material deviations from, the Plans and Specifications to the extent such could be determined during our periodic on site observations and except as noted in our periodic reports; (ii) that the amount of the requested disbursement with respect to 'hard costs' from the Project Account appears correct, and sufficient work has been completed to warrant the requested disbursement; (iii) that the portion of the Facility completed to the date hereof has been constructed in a workmanlike manner and in substantial compliance with the Plans and Specifications to the extent such could be determined during our periodic on site observations and except as noted in our periodic reports; (iv) that the cost breakdown attached hereto as Exhibit A is accurate with respect to the (a) schedule of work in place and materials stored securely on the land or in a bonded warehouse; (b) extent of completion of the Facility and the value thereof; and (c) remaining funds in the Project Fund are reasonably adequate to complete construction of the Facility in accordance with the Plans and Specifications and except as noted in our periodic reports.

CONSTRUCTION CONSULTANT
CONSTRUCTION ANALYSIS SYSTEMS, INC.

By:________________________
Title:_____________________
Date: _____________________

CERTIFICATE DESIGNATING BORROWER REPRESENTATIVE

FMLP I
5400 Poplar Avenue
Memphis, TN 38119

First Tennessee Bank
National Association
P. O. Box 84
Memphis, TN 38103

The person named below is hereby designated Borrower
Representative of FPI Royal View, Ltd., L.P., a Kansas limited partnership (the 'Borrower'), under a certain Loan Agreement dated as of April 23, 1987, by and between the Borrower and FMLP I (the 'Issuer') and under that certain Trust Indenture dated as of April 23, 1987, by and between the Issuer and First Tennessee Bank National Association, as trustee, and the signature appearing opposite his name is the genuine signature of such person:

Title                      Name               Signature
Borrower Representative    Michael Hirsch     /s/ Michael H. Hirsch

The above-named person shall serve in such capacity until such time as his successor shall have been appointed.

Dated: April 23, 1987
                           FPI Royal View, Ltd., L.P.
                           a Kansas limited partnership

                           By: Fogelman Properties, Inc.
                               General Partners
                               /s/ Michael H. Hirsch
                               -------------------------
                               Michael H. Hirsch
                               Senior Vice President